UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 April 16, 2015
                Date of Report (Date of earliest event reported)


                           ALAZZIO ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                      333-196409                 98-1153516
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

       1255 W. Rio Salado Parkway
                Suite 215
                Tempe, AZ                                          85281
(Address of principal executive offices)                         (Zip Code)

                                 (480) 830-2700
               Registrant's telephone number, including area code

                Sofroniy Vrachanskiy N 35, Sophia, Bulgaria 1303
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.03 AMENDEMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On April 16, 2015, Alazzio Entertainment Corp. (the "Company") filed a Certificate of Amendment with the Nevada Secretary of State (the "Nevada SOS") whereby it amended its Articles of Incorporation by increasing the Company's authorized number of shares of common stock from 75 million to 300 million and increasing all of its issued and outstanding shares of common stock at a ratio of fifteen (15) shares for every one (1) share held. The Company's Board of Directors approved this amendment on April 15, 2015 and shareholders holding 71.77% of the Company's issued and outstanding shares approved this amendment via a written consent executed on April 16, 2015.

On April 17, 2015, the Company filed Articles of Merger with the Nevada SOS whereby it entered into a statutory merger with its wholly-owned subsidiary, America Resources Exploration Inc. pursuant to Nevada Revised Statutes 92A.200 et. seq. The effect of such merger is that the Company was the surviving entity and changed its name to "America Resources Exploration Inc."

On April 20, 2015, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the aforementioned forward split and name change be effected in the market. The Company also requested that its ticker symbol be changed to "AREN". Such notification form is being reviewed by FINRA.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALAZZIO ENTERTAIMENT CORP.

DATE: April 22, 2015


By: /s/ Huang Yu
   -----------------------------------
Name:  Huang Yu
Title: Chief Executive Officer

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